Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of

Hard Rock Hotel, Inc.

Las Vegas, Nevada

We consent to the use in this Registration Statement of Hard Rock Hotel, Inc. on Form S-4 of our report dated February 21, 2003, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings “Selected Consolidated Financial Data” and “Experts” in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Hard Rock Hotel, Inc., listed in Item 21.  This financial statement schedule is the responsibility of the Corporation’s management.  Our responsibility is to express an opinion based on our audits.  In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada

July 6, 2003